EXECUTION VERSION

$175,000,000

DealerTrack Holdings, Inc.

1.50% Senior Convertible Notes due 2017

PURCHASE AGREEMENT

February 28, 2012

Barclays Capital Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC,

As Representatives (the “Representatives”) of the several

Initial Purchasers named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

DealerTrack Holdings, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $175,000,000 in aggregate principal amount of its 1.50% Senior Convertible Notes due 2017 (the “Firm Notes”). The Firm Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, DealerTrack, Inc., a Delaware corporation (the “Guarantor”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers, not more than an additional $25,000,000 of its 1.50% Senior Convertible Notes due 2017 (the “Additional Notes”), if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase such 1.50% Senior Convertible Notes due 2017 granted to the Initial Purchasers in Section 3(b) hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.” The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed on a senior unsecured basis by the Guarantor (the “Guarantee”). As used herein, the term “Notes” shall include the Guarantee, unless the context otherwise requires. References to the “Notes and the Guarantee” (or similar expressions) shall be for the avoidance of doubt. The Notes will be convertible into cash, shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) or a combination thereof, at the Company’s election, as set forth in the Offering Memorandum. Any shares of Common Stock issued upon conversion of the Notes, including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Offering Memorandum), and/or issued pursuant to the Warrant Confirmations, are referred to herein as the “Underlying Common Stock.” This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

In connection with the offering of the Firm Notes, the Company and affiliates of one or more of the Initial Purchasers (the “Call Spread Counterparties”) are entering into convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations (the “Base Bond Hedge Confirmation”) and warrant confirmations (the “Base Warrant Confirmations” and, together with the Base Bond Hedge Confirmation, the “Base Call Spread Confirmation”), each dated the date hereof, and in connection with the issuance of any Additional Notes, the Company and the Call Spread Counterparties may enter into additional convertible note hedge transactions and additional warrant transactions pursuant to an additional convertible note hedge confirmation (together with the Base Bond Hedge Confirmation, the “Bond Hedge Confirmations”) and an additional warrant confirmation (together with the Base Warrant Confirmation, the “Warrant Confirmations”), each to be dated the date of issuance of such Option Securities.  Together, the Bond Hedge Confirmations and the Warrant Confirmations are referred to herein as the “Call Spread Confirmations”).

1.          Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Guarantor have prepared a preliminary offering memorandum, dated February 27, 2012 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated February 28, 2012 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantor and the Notes. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III(A) hereto are collectively referred to as the “Pricing Disclosure Package.” Each of the Company and the Guarantor hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 8:00 a.m. (New York City time) on the business day immediately following the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all documents filed in the Company’s current fiscal year with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All such documents filed by the Company under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

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You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”). Those persons specified above are referred to herein as “Eligible Purchasers.”

2.           Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent, warrant and agree as follows:

(a)          When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b)          Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c)          No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantor or any of their representatives (other than you or the other Initial Purchasers, as to whom the Company and the Guarantor make no representation) in connection with the offer and sale of the Notes.

(d)          Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(e)          None of the Company, the Guarantor or any other person acting on behalf of the Company or the Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(f)          The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantor for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantor, is threatened by any governmental or regulatory authority having jurisdiction over the Company or the Guarantor.

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(g)          The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for use therein, which information is specified in Section 8(e).

(h)          The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for use therein, which information is specified in Section 8(e).

(i)          Neither the Company nor the Guarantor has made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule III.

(j)          The Pricing Disclosure Package, when taken together with each Free Writing Offering Document listed in Schedule III(B) hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule III(B) hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for use therein, which information is specified in Section 8(e).

(k)          The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports (except to the extent superseded by an Exchange Act Report subsequently filed with the Commission) did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(l)          Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) as of the date of this Agreement, each of which is listed in Schedule IV hereto (the “Significant Subsidiaries” and each, a “Significant Subsidiary”), has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect, or a prospective material adverse effect, on the financial position, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.

(m)          The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Except as described in or expressly contemplated by each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries (other than the Notes, the Underlying Common Stock, the warrants described in the Warrant Confirmations and the Warrant Securities), or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company are owned directly or indirectly by the Company (except, in the case of any foreign Significant Subsidiary, for directors’ qualifying shares), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens (i) pursuant to or contemplated by that certain Credit Agreement dated as of April 20, 2011, as amended, among the Company, DealerTrack Canada, Inc., the several lenders from time to time parties thereto, KeyBank National Association, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”) or (ii) as would not have a Material Adverse Effect.

(n)          Each of the Company and the Guarantor has all requisite corporate power and authority, to execute, deliver and perform their obligations under the Indenture. The Indenture has been duly authorized by the Company and the Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

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(o)          The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p)          The Company has the requisite corporate power and authority to issue the Underlying Common Stock. The maximum number of shares of Common Stock issuable upon conversion of the Notes has been duly and validly authorized by the Company and, and when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Common Stock will not be subject to any pre-emptive or similar rights. The Underlying Common Stock will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q)          The Guarantor has all requisite corporate power and authority to perform its obligations under the Guarantee. The Guarantee has been duly authorized by the Guarantor and, when the Indenture is duly executed by the Guarantor, assuming due execution and delivery of the Notes by the Company and due authentication of the Notes by the Trustee, upon delivery of the Notes to the Initial Purchasers against payment therefor in accordance with the terms hereof, will constitute the valid and binding obligation of the Guarantor entitled to the benefits of the Indenture, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantee will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(r)          Each of the Company and the Guarantor has full right, power and authority to execute, deliver and perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by them of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

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(s)          The Call Spread Confirmations have been duly authorized and, when executed and delivered by the Company and the counterparty or counterparties thereto, the Call Spread Confirmations will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

(t)          The maximum number of shares of Common Stock issuable upon exercise or settlement (including in connection with any termination) of the warrants issued pursuant to the Warrant Confirmations (the “Warrant Securities”) have been duly authorized and reserved and, when issued upon exercise of such warrants in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Securities will not be subject to any pre-emptive or similar rights.

(u)          The issue and sale of the Notes and the issuance of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company and the Guarantor, as applicable, of the Notes, the Guarantee, the Indenture, the Call Spread Confirmations and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its Significant Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, materially and adversely affect the ability of the Company or the Guarantor to perform its obligations under this Agreement.

(v)         No consent, approval, authorization, order, registration or qualification (collectively, “Consents”) of or with any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Notes and the issuance of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company and the Guarantor, as applicable, of the Notes, the Guarantee, the Indenture, the Call Spread Confirmations and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (i) such Consents as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and the listing of the Underlying Common Stock on the NASDAQ Global Market (“NASDAQ”) and (ii) such Consents as would not, individually or in the aggregate, materially and adversely affect the ability of the Company or the Guarantor to perform its obligations under this Agreement.

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(w)          The financial statements and the related notes thereto included or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum comply in all respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(x)          PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(y)          The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)          (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established.

(aa)         Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of any material weaknesses in internal controls; and (ii) there have been no significant changes in internal controls that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

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(bb)         There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc)         Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(dd)         The Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens (other than liens pursuant to or contemplated by the Credit Agreement), encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)         The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Disclosure Package and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Pricing Disclosure Package and the Offering Memorandum or would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

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(ff)         The Company and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations and applications, service mark registrations and applications, domain names, copyrights, licenses and software (and all goodwill associated with any of the foregoing) and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property rights necessary for the conduct of their respective businesses as presently conducted; and the conduct of their respective businesses as presently conducted does not conflict in any material respect with, infringe, misappropriate or otherwise violate any such rights of others in any material respect and the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or other violation of, or conflict with, any such rights of others, except for any failure to own or possess such adequate rights or any such conflict, infringement, misappropriation or violation or any such notices thereof that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, in each case, except as disclosed in each of the Pricing Disclosure Package and the Offering Memorandum. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, none of the patents owned by or exclusively licensed to the Company or any of its subsidiaries has been adjudged invalid or unenforceable, except for such judgments that would not reasonably be expected to have a Material Adverse Effect.

(gg)         Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its Significant Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the performance by the Company or the Guarantor of the performance of this Agreement, the Indenture, the Notes, the Guarantee or the consummation of any of the transactions contemplated hereby. To each of the Company’s and the Guarantor’s best knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Exchange Act Reports that are not so described in the Exchange Act Reports.

(hh)         Except as disclosed in each of the Pricing Disclosure Package and the Offering Memorandum, the Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

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(ii)         No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required to be described in a registration statement by the Securities Act and that is not so described in the Pricing Disclosure Package and the Offering Memorandum.

(jj)         No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(kk)       Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)       The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)    The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as disclosed in each of the Pricing Disclosure Package and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as would not have a Material Adverse Effect.

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(nn)         Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except, in each case, as would not have a Material Adverse Effect.

(oo)         No subsidiary of the Company or the Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or the Guarantor, respectively, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the Guarantor, respectively, any loans or advances to such subsidiary from the Company or the Guarantor, respectively, or from transferring any of such subsidiary’s properties or assets to the Company or the Guarantor, respectively, or any other subsidiary of the Company or the Guarantor, respectively, other than any prohibition pursuant to or contemplated by the Credit Agreement.

(pp)         Nothing has come to the attention of the Company or the Guarantor that has caused the Company or the Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)         Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(rr)         The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantee and under the caption “Certain United States Federal Income Tax Considerations”, insofar as they summarize the provisions of the laws and documents referred to therein or constitute legal conclusions, are fair and accurate in all material respects.

(ss)         Except as disclosed in each of the Pricing Disclosure Package and the Offering Memorandum, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of any contract, agreement or understanding between the Company or the Guarantor and any person granting such person such right.

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(tt)         Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(uu)         Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in each of the Pricing Disclosure Package and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv)         Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes in violation of any state or federal laws.

(ww)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xx)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(yy)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

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3.          Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a)          The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantor herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.000% of the principal amount thereof, the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto.

(b)          In addition, the Company hereby agrees, on the basis of the representations and warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers the Additional Notes, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $25,000,000 aggregate principal amount of Additional Notes at a purchase price referred to in the preceding paragraph. The Representatives may exercise this right on behalf of the Initial Purchasers in whole or in part from time to time within a 13 day period beginning on, and including, the date the Notes are first issued by giving written notice to the Company. Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Initial Purchasers and the date on which such Additional Notes are to be purchased. Unless otherwise agreed to by the Company, each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Notes nor later than ten business days after the date of such notice. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional Notes as you may determine) that bears the same proportion to the total principal amount of Additional Notes to be purchased on such Option Closing Date as the principal amount of Firm Notes set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes. The Company and the Guarantor shall not be obligated to deliver any of the securities (including the Firm Notes and, if any, the Additional Notes) to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(c)          Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, has not solicited offers for the Notes from persons other than, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, nor has it solicited offers for the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising), in connection with the offering of the Notes.

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(d)          Each Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, and will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved in advance by the Company in writing, or (v) any written communication that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(e)          Each of the Initial Purchasers hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c), 7(d), 7(e), 7(f) and 7(g) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4.          Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Firm Notes shall be made at the office of Davis Polk & Wardwell LLP, at 10:00 A.M., New York City time, on March 5, 2012 (the “Closing Date”). The place of closing for the Firm Notes and the Closing Date may be varied by agreement between the Representatives and the Company.

Payment for any Additional Notes shall be made to the Company against delivery of such Additional Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the Option Closing Date.

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The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Note”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

5.          Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, agree with each of the Initial Purchasers as follows:

(a)          The Company will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)          The Company and the Guarantor will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object promptly after being so advised.

(c)          Each of the Company and the Guarantor consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d)          If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or the Guarantor or if in the written advice of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantor will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e)          Neither the Company nor the Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

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(f)          Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company and the Guarantor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)          For a period ending on the 90th day after the date of the Offering Memorandum, the Company and the Guarantor agree not to, directly or indirectly, (i) offer, pledge, sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, or cause to be filed a registration statement for, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers, other than (1) the issuance and sale by the Company of the Notes offered by the Offering Memorandum; (2) the issuance of the Underlying Common Stock by the Company upon conversion of the Notes or pursuant to the Warrant Confirmations, if applicable; (3) the sale, or any subsequent exercise or settlement (including in connection with any termination), of the warrants as described under “Description of the Convertible Note Hedge and Warrant Transactions” in the Offering Memorandum; (4) the grant of options, restricted stock units or other equity-based awards for Common Stock pursuant to employee benefit plans, stock option plans or officer or director deferred compensation plans existing on the date of this Agreement; (5) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security, or the vesting of any restricted stock unit, outstanding on the date of this Agreement or issued after the date hereof under a plan described in clause (4) above; (6) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to a plan in effect on the date hereof; (7) shares of Common Stock (or options, warrants or convertible securities in respect thereof) issued in connection with a bona fide merger or acquisition transaction, provided that the transferee of such Common Stock (or options, warrants or convertible securities in respect thereof) so issued agrees in writing to be subject to the restrictions set forth in this Section 5(g) for the remainder of the 90-day restricted period; (8) adoption or implementation of a stockholder rights plan (i.e., “poison pill”) by the Company; or (9) any shares of Common Stock or options to purchase Common Stock issued after the date hereof in the ordinary course in connection with the hiring or retaining officers, employees, consultants or advisors, so long as any such officers, employees, consultants or advisors execute a lock-up agreement substantially in the form of Exhibit B hereto or as otherwise agreed to by the Representatives; and to cause each executive officer and director of the Company set forth on Schedule V hereto to furnish to the Representatives, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”).

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(h)          Between the date hereof and the Closing Date (both dates included), neither the Company nor the Guarantor will do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the conversion price of the Firm Notes.

(i)          To the extent not available on the Commission’s EDGAR system, for so long as the Notes remain “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, the Company will furnish at its expense to the Initial Purchasers, and, upon request, to the holders of the Notes or the Underlying Common Stock and prospective purchasers of the Notes or the Underlying Common Stock the information required by Rule 144A(d)(4) under the Securities Act (if any).

(j)          The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(k)          None of the Company, the Guarantor or any of their respective executive officers, directors and subsidiaries will not take, directly or indirectly, any action designed to or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Notes in violation of any U.S. securities laws.

(l)          The Company will use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(m)          The Company will not, and will not permit any of its executive officers, directors or subsidiaries to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or its executive officers, directors or subsidiaries and resold in a transaction registered under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(n)          Each of the Company and the Guarantor agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes. Each of the Company and the Guarantor will take reasonable precautions designed to insure that any offer or sale by the Company or the Guarantor or their respective executive officers, directors or subsidiaries of any Notes or any substantially similar security issued by the Company or the Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulation D of, the Securities Act.

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(o)          The Company agrees to use commercially reasonable efforts to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p)          [Reserved].

(q)          The Company agrees to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock to enable the Company to issue the maximum number of shares of Common Stock issuable upon conversion of the Notes.

(r)          The Company agrees to use its commercially reasonable efforts to cause to be listed, subject to notice of issuance, the Underlying Common Stock issuable upon conversion of the Notes on the NASDAQ.

6.          Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor, jointly and severally, agree to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution (except that the Initial Purchasers shall pay or cause to be paid one-half of the costs attributable to the delivery via courier or other shipping service of such documents) of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states, the provinces of Canada and any other foreign jurisdictions as the Initial Purchasers may designate (including the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) [Reserved]; (f) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (g) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (h) the approval of the Notes by DTC for “book-entry” transfer (but not, however, the fees and expenses of counsel for the Initial Purchasers); (i) if necessary, the listing of the Underlying Common Stock on the NASDAQ; (j) the rating of the Notes; (k) the obligations of the Trustee, any agent of the Trustee and the reasonable fees of counsel for the Trustee in connection with the Indenture, the Notes and the Guarantee; (l) the performance by the Company and the Guarantor of their other obligations under this Agreement; and (m) all travel expenses (except that the Representatives shall pay or cause to be paid one-half of the expenses related to chartered aircraft) of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses of the Company associated with any electronic road show. It is understood and agreed that the Initial Purchasers shall pay all other of their own costs and expenses, including without limitation the fees, costs, expenses and disbursements of their counsel, transfer taxes payable on the resale of any of the Notes by the Initial Purchasers, and any advertising expenses connected with any offers or sales they may make.

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7.          Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b)          All required corporate proceedings and other required legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantee, the Indenture, the Pricing Disclosure Package and the Offering Memorandum shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers.

(c)          O’Melveny & Myers LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit A-1 hereto.

(d)          Blake, Cassels & Graydon LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to DealerTrack Canada, Inc., addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit A-2 hereto.

(e)          [Reserved]

(f)          Gary N. Papilsky, Esq., shall have furnished to the Initial Purchasers his written opinion, as General Counsel of the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit A-4 hereto.

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(g)          The Initial Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(h)          At the time of execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm that are normally contained in accountant’s “comfort letters” with respect to the financial information of the Company and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)          With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm that are normally contained in accountants’ “comfort letters” with respect to the financial information of the Company and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)          Except as described in the Pricing Disclosure Package and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, or (ii) since such date, there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

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(k)          The Company shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and the Guarantor, or other officers satisfactory to the Initial Purchasers, stating that:

(i)          Such officers have carefully reviewed each of the Pricing Disclosure Package and the Offering Memorandum and certify that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date, except those set forth in Sections 2(h) and 2(j) of this Agreement, which such officers shall certify are true and correct as of the Closing Date to the best of such officers’ knowledge.

(ii)         Each of the Company and the Guarantor have complied in all material respects with all of the agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under this Agreement on or before the Closing Date.

(iii)        Subsequent to the execution and delivery of this Agreement, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Guarantor on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to each of the foregoing clauses, as disclosed in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

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(l)          Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s or the Guarantor’s debt securities (but, for the avoidance of doubt, excluding any reiteration or confirmation of any existing rating of the Company’s or the Guarantor’s debt or other securities).

(m)         The Notes shall be eligible for clearance and settlement through DTC.

(n)          The Company, the Guarantor and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantor and the Trustee.

(o)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market, or trading in any securities of the Company or the Guarantor on any national securities exchange or in any over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representatives, could materially and adversely affect the financial markets or the markets for the Notes.

(p)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, as the case may be, prevent the issuance or sale of the Notes; and no injunction or order of any U.S. federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Notes.

(q)          The Representatives shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

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(r)          The maximum number of shares of Common Stock issuable upon conversion of the Notes shall have been duly listed, subject to notice of issuance, on the NASDAQ.

(s)          The Lock-Up Agreements between the Representatives and the executive officers and directors of the Company set forth on Schedule V, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

The several obligations of the Initial Purchasers to purchase Additional Notes hereunder are subject to the satisfaction of each condition set forth in this Section 7 on the Option Closing Date, together with the delivery to the Representatives on the applicable Option Closing Date of such other documents with respect to the issuance of such Additional Notes as the Representatives may reasonably request and that are customarily delivered in connection with transactions of the type contemplated by this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.          Indemnification and Contribution.

(a)          The Company and the Guarantor hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which the Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the prior written approval of, the Company or the Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations authorized by the Company or the Guarantor and made to investors by the Company or the Guarantor (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any reasonable legal fees or other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for use therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantor may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

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(b)          Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify, and hold harmless the Company, the Guarantor and their respective officers and employees, and each of their executive officers, directors, subsidiaries and each person, if any, who controls the Company or the Guarantor, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantor or any such executive officer, director, subsidiary, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Company, the Guarantor and each such director, officer, subsidiary, employee or controlling person promptly upon demand for any reasonable legal fees or other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for use therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, the Guarantor or any such executive officer, director, officer, subsidiary, employee or controlling person.

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(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein. The indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, but in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided that it is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all indemnified parties. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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(d)          If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e)          (i) The Initial Purchasers severally confirm that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the caption entitled “Plan of Distribution—Stabilization, Short Positions, Market Making and Trading” and in the last sentence of the third paragraph in “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct; (ii) the Initial Purchasers whose affiliates are Call Spread Counterparties severally confirm that the statements (A) in the first sentences of the third and fourth paragraphs of “Summary—Convertible Note Hedge and Warrant Transactions” and (B) in the first and third sentences of the second paragraph of “Risk Factors—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock” in the Pricing Disclosure Package and the Offering Memorandum are correct; and (iii) the Company acknowledges and agrees that such statements referred to in (i) and (ii) constitute the only information concerning such Initial Purchasers or Call Spread Counterparties, respectively, furnished in writing to the Company by or on behalf of such Initial Purchasers referred to in (i) and (ii), respectively, specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

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9.          Defaulting Initial Purchasers.

(a)          If, on the Closing Date or the Option Closing Date, as the case may be, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company and the Guarantor agree to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchasers’ pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Option Closing Date, the obligation of the Initial Purchasers to purchase Additional Notes on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company and the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

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(d)          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or the Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

10.         Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Firm Notes if, prior to that time, any of the events described in Sections 7(j), (l) or (o) shall have occurred.

11.         Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (other than pursuant to Section 9 hereof) or have terminated this Agreement pursuant to Section 10, in either case, on the basis of the occurrence of the events described in Section 7(o), the Company and the Guarantor shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantor shall pay the full amount thereof to the Initial Purchasers.

12.         Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to the Representatives at the following addresses: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Equity Syndicate Desk (Fax: (212) 622-8358) and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: (212) 214-5918), with copies to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr. (Fax: 212-701-5674), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(b)          if to the Company or the Guarantor, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, New York 11042, Attention: Gary N. Papilsky, Esq. (Fax: 516-908-4958), with a copy to O’Melveny & Myers LLP, 7 Times Square, New York, New York 10036, Attention: Paul S. Scrivano, Esq. (Fax: 212-326-2061);

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provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to Barclays Capital Inc., which address will be supplied to any other party hereto by Barclays Capital Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.

13.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act, and (ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall also be deemed to be for the benefit of all of the directors, officers and employees of the Company or the Guarantor and each person or persons, if any, controlling the Company or the Guarantor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.         Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15.         Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.         Waiver of Jury Trial. The Company, the Guarantor and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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18.         No Fiduciary Duty. Each of the Company and the Guarantor acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between the Company, the Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantor, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantor shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantor; and (e) the Company and the Guarantor have consulted their own legal and financial advisors to the extent deemed appropriate.

19.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.         Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signatures follow]

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If the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DealerTrack Holdings, Inc.,
as the Company

By
Name:
Title:

DealerTrack, Inc.,
as the Guarantor

By
Name:
Title:

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Accepted:

Barclays Capital Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC,

By Barclays Capital Inc.

By
Name:
Title:

By J.P. Morgan Securities LLC

By
Name:
Title:

By Wells Fargo Securities, LLC

By
Name:
Title:

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SCHEDULE I

Principal Amount of Firm Notes to be Purchased

Initial Purchasers
Barclays Capital Inc.	$49,000,000
J.P. Morgan Securities LLC	49,000,000
Wells Fargo Securities, LLC	42,000,000
Evercore Group L.L.C.	12,250,000
Cowen and Company, LLC	5,688,000
Craig-Hallum Capital Group LLC	5,688,000
JMP Securities LLC	5,687,000
KeyBanc Capital Markets Inc.	5,687,000
Total	$175,000,000

I-1

Schedule II

PRICING TERM SHEET

Exhibit A-4-1

Exhibit B

Form of Lock-Up Agreement

LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC,

As Representatives of the several

Initial Purchasers named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the purchase by the Initial Purchasers of Senior Convertible Notes due 2017 (the “Notes”) of DealerTrack Holdings, Inc., a Delaware corporation (the “Company”). The Notes will be convertible into cash, shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) or a combination thereof, at the Company’s election, and guaranteed by DealerTrack, Inc., a Delaware corporation (the “Guarantor”), in each case as set forth in the Offering Memorandum (as defined in the Purchase Agreement) relating to the Notes, and that the Initial Purchasers propose to reoffer the Notes in Exempt Resales (as such term is defined in the Purchaser Agreement) (the “Offering”).

Exhibit B-1

In consideration of the execution of the Purchase Agreement by the Initial Purchasers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition by the undersigned at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum relating to the Offering (such 90-day period, the “Lock-Up Period”). The foregoing sentences shall not apply to (i) transactions relating to shares of Common Stock acquired in open market transactions after the Closing Date, (ii) transfers of shares of Common Stock as a bona fide gift, provided that the Common Stock so transferred is subject to the terms of a duplicate form of this lock-up agreement, (iii) dispositions (x) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family (including without limitation grandchildren) of the undersigned, provided that the Common Stock so disposed of is subject to the terms of a duplicate form of this lock-up agreement or (y) which occur by operation of law, such as the rules of intestate succession, (iv) pledges to any financial institution as collateral and foreclosures of such pledges, provided that the Common Stock so pledged is subject to the terms of a duplicate form of this lock-up agreement, (v) transfers by the undersigned to its affiliates, provided that the Common Stock so transferred is subject to the terms of a duplicate form of this lock-up agreement, (vi) dispositions or sales of shares of Common Stock under a written trading plan pursuant to Rule 10b5-1 (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) adopted prior to January 1, 2012; (vii) the adoption of a 10b5-1 Plan, provided that no dispositions or sales are made pursuant to such 10b5-1 Plan during the Lock-Up Period, (viii) the withholding of Common Stock by the Company in satisfaction of applicable withholding taxes upon the vesting of restricted Common Stock, (ix) any acquisition of shares of Common Stock, restricted or otherwise, stock options, stock units and performance shares from the Company pursuant to any of its existing employee benefit plans or director compensation plans and (x) any acquisition of shares of Common Stock issued by the Company to its officers and directors upon the exercise of stock options outstanding on the date hereof or the vesting or conversion of restricted stock, stock units and performance shares outstanding on the date hereof (and any corresponding sales of Common Stock the proceeds of which will be used to cover the tax liability resulting from any such vesting) under the Company’s existing employee benefit plans or director compensation plans; provided, further, that in the case of each of clauses (i), (ii), (iii), (iv), (v) and (vii), no party, including the undersigned, shall be required to, nor shall it voluntarily, (A) file a report under Section 16(a) of the Exchange Act in connection with such transaction (other than a filing on Form 5 made after the expiration of the Lock-Up Period) or (B) make any other public announcement in connection with such transaction during the Lock-Up Period.

Any discretionary release, waiver or termination by Barclays Capital Inc. of the provisions set forth in this lock-up agreement or in any other similar lock-up agreement relating to the Offering shall be applied to all persons subject to such provisions (including the undersigned) pro rata based on the number of shares of Common Stock held by such persons.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

Exhibit B-2

It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, the undersigned at such time will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Guarantor and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company, the Guarantor and the Initial Purchasers.

[Signature page follows]

Exhibit B-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: _______________

Exhibit B-4